Exhibit 99.2

LINDA INTERNATIONAL LIGHTING CO., LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

GZTY CPA GROUP, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Linda International Lighting Co., Ltd and Guangzhou Linda Illumination Industry Co., Ltd. Guangzhou, China

We have audited the accompanying consolidated balance sheets of Linda International Lighting Co., Ltd. and Guangzhou Linda Illumination Industry Co., Ltd. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2009 and 2008. The management of Linda International Lighting Co., Ltd. and Guangzhou Linda Illumination Industry Co., Ltd. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linda International Lighting Co., Ltd and Guangzhou Linda Illumination Industry Co., Ltd. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ GZTY CPA GROUP, LLC

Metuchen, NJ 08840
April 16, 2010

52 Bridge Street, Metuchen, NJ 08840
Ph: 732-662-4623 Fax: 732-494-5802  Email: mtang@gztycpa.com Website: www.gztycpa.com

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED BALANCE SHEET

Unit: USD $

	December 31, 2009	December 31, 2008
Assets
Current Assets
Cash and Cash Equivalents	$30,474	$93,130
Accounts Receivables (Net of Allowance for Doubtful Accounts)	47,050	0
Marketable Securities	263,613	0
Inventories	534,917	309,846
Prepayments and Other Current Assets	122,968	48,227
Total Current Assets	999,021	451,203
Property, Plant and Equipment	817,840	768,362
Minus: Accumulated Depreciation	194,850	118,866
Net, Property, Plant and Equipment	622,991	649,496

Total Assets	1,622,012	1,100,699
Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payables	61,146	76,025
Customer Deposit	163,070	97,889
Short Term Debt	439,354	0
Accrued Expenses and Other Current Liabilities	180,307	238,424
Total Current Liabilities	843,877	412,338
Long-term Debt
Long-term Loan From Bank	133,574	233,092
Long-term Loan From Related Parties	31,181	31,181
Total Long-term Debt	164,755	264,273
Total Liabilities	1,008,632	676,611
Stockholders' Equity:
Common Stock ( $0.1281 par value, 10,000 shares authorized, issued, and outstanding at December 31, 2009 and 2008)	1,281	1,281
Additional Paid In Capital	96,021	96,021
Retained Earnings	453,381	264,581
Accumulated Other Comprehensive Income	62,698	62,206
Total Stockholders' Equity:	613,380	424,088

Total Liabilities and Shareholders' Equity	$1,622,012	$1,100,699

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED STATEMENT OF OPEARATIONS

Unit: USD $

	For the Years Ended December 31,
	2009	2008
Revenues	$2,350,246	$1,020,092
Cost of Goods Sold	1,925,485	829,984
Gross Profit	424,761	190,107

Operating Expenses:
Marketing and Selling Expenses	127,585	67,909
General and Administrative Expenses	113,973	77,460
Total Operating Expenses	241,558	145,369

Income From Operations	183,203	44,738

Other Income (Expense)
Interest Expense	(26,292)	(19,550)
Other Income	31,889	474

Total Other Income (Expense)	5,597	(19,076)

Income Before Income Tax	188,800	25,662

Income Tax	0	0

Net Income	188,800	25,662

Unrealized Foreign Currency Translation Gain (Loss)	492	28,004

Comprehensive Income	$189,292	$53,666

Net Income Per Common Share - Basic and Diluted:	$18.88	$2.57

Weighted Common Shares Outstanding - Basic and
Diluted	10,000	10,000

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Unit: USD $

					Accumulated Other Comprehensive income
	Common Stock, Par Value S0.1281		Additional		Foreign Currency
	Number of Shares	Amount	Paid In Capital	Retained Earnings	Translation Gain

Balance, December 31, 2007	10,000	$1,281	$96,021	$238,919	$34,202
Comprehensive Income
Net Income				25,662
Foreign Currency Gain					28,004
Total Comprehensive Income				53,666
Balance, December 31, 2008	10,000	1,281	96,021	264,581	62,206

Comprehensive Income
Net Income				188,800
Foreign Currency Gain					492
Total Comprehensive Income				189,292
Balance, December 31, 2009	10,000	$1,281	$96,021	$453,381	$62,698

LINDA INTERNATIONAL LIGHTING CO., LTD
CONSOLIDATED STATEMENT OF CASH FLOWS

		Unit: USD $
	December 31, 2009	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$188,800	$25,662
Depreciation Expense	75,984	72,986
Changes in operating assets and liabilities
Accounts Receivables (Net of Allowance for Doubtful Accounts)	(47,050)	22,732
Inventories	(225,071)	(198,589)
Prepayments and Other Current Assets	(74,740)	(25,423)
Accounts Payables	(14,879)	57,107
Customer Deposit	65,181	73,325
Accrued Expenses and Other Current Liabilities	(58,117)	188,488
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(89,892)	216,289
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(49,479)	(396,287)
Marketable Securities	(263,613)	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(313,091)	(396,287)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Long-term Debt or Repayment of Long-term Debt ( )	(99,518)	233,092
Short-term Debt	439,354	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	339,836	233,092
EFFECT OF EXCHANGE RATE CHANGES ON CASH	492	28,004
NET INCRESE (DECREASE) IN CASH	(62,656)	81,098
CASH AT BEGINNING OF PERIOD	93,130	12,032
CASH AT ENDING OF PERIOD	$30,474	$93,130

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$26,292	$19,550
Income Taxes Paid	$0	$0

LINDA INTERNATIONAL LIGHTING CO., LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 1 – ORGANIZATION AND OPERATIONS

Linda International Lighting Co., Ltd (“Linda International” or the “Company”) was incorporated on April 16, 2005 in Hong Kong to serve as an intermediate holding company. Mr Maolin Shi was the sole owner of Linda International with 100% interest.

Guangzhou Linda Illumination Industry Co., Ltd (“Linda Illumination”) was incorporated on March 27, 2006, in the City of Guangzhou, Guangdong Province, People’s Republic of China (“PRC”). Mr Maolin Shi owned 25% of Linda Illumination through Linda International, and the remaining 75% was owned by Linda Electronic Co., Ltd (“Linda Electronic”). Linda Illumination is primarily engaged in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products.

Linda Electronic was incorporated in the City of Guangzhou, Guangdong Province, PRC. Mr Maolin Shi owned 70% of Linda Electronic and the remaining 30% was owned by his brother and sister.

Through above 25% direct and indirect 52.5% interest, Mr Maolin Shi was the controlling interest holder of Linda Illumination to control the company.

On March 11, 2010, Linda International entered into an equity transfer agreement with Linda Electronic to acquire additional 75% equity interest of Linda Illumination from Linda Electronic. Upon the completion of this equity interest transfer, Linda International becomes a holding company that owns 100% of the equity interests of Linda Illumination.

Both Linda International and Linda Illumination are under the common control of Mr. Maolin Shi, who has direct and significant influence on both Companies’ operations and policies, before and after March 11, 2010.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary Linda Illumination as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and December 31, 2008.

Basis of Consolidation

The consolidated financial statements include all accounts of Linda International and Linda Illumination. They were combined and prepared using a method similar to that of “pooling of interest” for the years ended at December 31, 2009 and 2008 (“the relevant periods”). These two companies have been under the common control of Mr. Maolin Shisince their incorporations. Such manner of presentation reflects the economic substance of the combined companies, which were under the common control throughout the relevant periods, as a single economic enterprise.

There were no inter-company transactions occurred for the years ended at December 31, 2009 and 2008. All previously significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. Significant estimates in 2009 and 2008 include the allowance for doubtful accounts, and the useful life of property, plant, and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Nonperformance by these institutions could expose the Company to losses for amounts not covered by insurance. However, the Company has not experienced, nor does it anticipate, non-performance by these institutions.

Accounts Receivable and Allowance for Bad Debt

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowance for doubtful accounts for estimated losses. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Marketable Securities – Held-to-Maturity

On January 4, 2009, the Company invested $263,613 to purchase a debt security with one year maturity and annual interest rate 10% from Jiayuan Trading Company in Guangzhou City, PRC.

The Company accounts for this short term investment as a marketable security – held-tomaturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 115 “Investments in Debt and Equity Securities”. According to this accounting standard, held-to-maturity securities are those that the investor intends to hold to maturity and is able to hold to maturity. Designation of a security as held-to-maturity allows the investor to report the security value at historical cost plus accretion or minus amortization. Amortization of premium or discount is calculated using an amortization table to allow interest revenue and amortization to be recorded separately. This ensures that carrying value of the security equals the maturity value on the maturity date. Unrealized gains or losses are not shown on the balance sheet, but reflected in reported income or reported net worth.

The Company acquired this held-to-maturity security at its face value, and there was no market value or value of any comparable held-to-maturity securities available at the acquisition time. Therefore, no gain or loss was amortized for this one year held-tomaturity investment for the year ended at December 31, 2009.

Inventories

The Company values inventories, consisting of finished goods and raw materials, at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company regularly reviews raw materials and finished goods inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price and sales prices of confirmed backlog orders. There is no allowance at December 31, 2009 and 2008.

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes. All products are completed before the close of each day. Therefore, the Company does not carry any work-in-process inventories.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respectively estimated residual values) over the assets’ estimated useful lives ranging from 5 years to 20 years. Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter. Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in current operations.

There were no fixed assets retired for the fiscal years ended at December 31, 2009 and 2008, and therefore, no gain or loss incurred from such transactions for the years ended then.

Impairment of Long-Lived Assets

In accordance with FASB Accounting Standards Codification (“ASC”) 360 “Impairment or Disposal of Long Lived Assets”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 144 “Accounting for the Impairment of Long Lived Assets”, the Company periodically reviews its long-lived assets, which include property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company determined that there were no impairments of long lived assets for the fiscal years ended at December 31, 2009 and 2008.

Income Taxes

The Company is governed by the Income Tax Law of the People's Republic of China. Income Tax is accounted in accordance with the Statement of FASB Accounting Standards Codification No. 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities of the financial statements and their respective tax bases and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company determined that there were no deferred-tax assets and liabilities that should be recognized for the years ended at December 31, 2009, 2008, and the prior periods.

Value Added Tax (VAT)

VAT on sales is calculated at 17% on revenue from product sales, and paid after deduction of input VAT on purchase. The net VAT balance between input VAT and output VAT is reflected in the accounts under other liabilities. The other liabilities for the net VAT balances were $27,323 and $6,559 for the years ended at December 31, 2009 and 2008, respectively.

Reporting Currency and Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi ("RMB"), the currency of the PRC.

The Company has adopted FASB Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”, previous Statement of Financial Standards (“SFAS”) SFAS No. 52, “Foreign Currency Translation”, and translated financial statement amounts from RMB to the Company's reporting currency, United States dollars ("USD$" or "$"). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments resulting from the process of translating financial statements from the local currency into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the State Administration of Foreign Exchange (the “SAFE”) of the People's Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the SAFE, which are determined largely by supply and demand. The following exchange rates were adopted to translate the amounts from RMB into United States dollars (“USD$”) for the respective years:

	December 31, 2009	December 31, 2008

Year End RMB Exchange Rate (RMB/USD$)	6.8282	6.8346

Average Yearly RMB Exchange Rate (RMB/USD$)	6.8310	6.9451

Operating Leases
The Company entered into a non-cancelable operating lease agreement, in the year 2007, for its commercial office space and manufacturing space in Guangzhou City, China. The Company, following the guidance under FASB Accounting Standards Codification (“ASC”) 840 “Leases”, previous Statement of Financial Accounting Standards No.13 “Accounting for Leases”, charges the rental payments to expense over the lease term as determined under the lease agreement.

Customer Deposit

Customer deposit, included in accrued expenses and other current liabilities, primarily represents amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon whether customization of products has begun if so required.

Financial Instruments

(i) Fair Value of Financial Instruments

FASB Accounting Standards Codification (“ASC”) 825 “Financial Instruments”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No.107, requires disclosure of the fair value of financial instruments held by the Company. The Company follows Accounting Standards Codification No.825 for the recording of its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash, trade accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

(ii) Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the People’s Republic of China, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. An insignificant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas, and concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms and significant cash sales. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Codification No. 605 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Research and Development Expenses

The Company’s research and development costs are expensed as incurred, in accordance with FASB Accounting Standards Codification No. 730 “Research and Development”. The research and development costs consist primarily of salaries and related expenses of personnel engaged in research and development activities. The Company’s research and development activities include designing and development of energy-saving lamps and illumination technologies, and also significant improvements and refinements to the existing products. Research and development expenses were $7,935 and $2,779 for the years ended at December 31, 2009 and 2008, respectively.

Advertising Expense

The Company expenses all advertising and promotion costs as incurred. Advertising and promotion expenses were $14,639 and $7,953 for the years ended December 31, 2009 and 2008, respectively.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with FASB Accounting Standards Codification No. 605-45 “Revenue Recognition – Shipping and Handling Cost”, previous Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-10 “Accounting for Shipping and Handling Fees and Costs”. Amounts charged to customers in sales transactions related to shipping and handling are included in revenues. The actual costs to the Company are recognized as operating expense. The majority of the Company’s sales were on a FOB factory basis. The Company incurred $28,112 and $14,237 for shipping and handling costs for the fiscal years ended at December 31, 2009 and 2008, respectively.

Other Income- Interest Income From Marketable Securities – Held-to-Maturity

The Company records the profit generated from sources other than its business operations, such as investing, financing, and other non-operating activities, as other income. On January 4, 2009, the Company purchased a debt security in the amount of $263,613 with one year maturity and annual interest rate of 10% on face value of the security. At acquisition, this marketable security was recorded as held-to-maturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 115 “Investments in Debt and Equity Securities”. The Company recognizes the interest income when the interest is earned.

For the year ended at December 31, 2009, the Company recognized $26,361 earned interest income from the Marketable Securities - held-to-maturity. The security was matured and interest payment was made on January 4, 2010.

Net Income Per Common Share

Basic net income (loss) per share are computed by dividing net income/(loss) attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common shares (convertible preferred stock, forward contract, warrants to purchase ordinary shares, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into ordinary shares. There were no such securities and other contracts issued at the years ended at December 31, 2009 and 2008. Therefore, no diluted net income per share needs to be calculated for these two years.

Comprehensive Income

The Company has adopted Statement of Accounting Standards Codification No. 220 “Comprehensive Income”. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income, for the Company, consists of net income and foreign currency translation adjustments and is presented in the Statements of Income and Comprehensive Income and Stockholders’ Equity.

For the years ended at December 31, 2009 and 2008, the Company's comprehensive income was $189,292 and $53,666, respectively.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Issued Accounting Pronouncements

Business Combinations
(Included in ASC 805 “Business Combinations”, previously SFAS No. 141(R))

This ASC guidance revised SFAS No. 141, “Business Combinations” and addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The Company determined that the Company’s recent business combination and acquisition under the common control is an exception to this standard and is not subject to the accounting treatments requirement by this standard.

Noncontrolling Interests
(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendments of ARB No. 51”)

This ASC guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Interim Disclosures About Fair Value of Financial Instruments
(Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1)

This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements. This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. This guidance was effective for interim periods ending after September 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Accounting for Transfers of Financial Assets
(To be included in ASC 860 “Transfers and Serving”, previously SFAS No. 166 “Accounting for Transfers of Financial Assets - an Amendment of FASB No. 140”)

This ASC guidance addresses information that a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Also, SFAS No. 166 removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. This guidance is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Consolidation of Variable Interest Entities – Amended
(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46 (R)”)

SFAS No. 167 amends FASB Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. SFAS No. 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

FASB Accounting Standards Codification
(Accounting Standards Update (“ASU”) 2009-1)

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification is effective for interim or annual financial periods ending after September 15, 2009 and does not have any impact on the Company’s financial statements as the Company has no previous reference prior to the Codification.

Multiple Deliverable Revenue Arrangements
(ASU 2009-13 and 2009-14)

In October 2009, the FASB issued a new accounting standard which provides guidance for arrangements with multiple deliverables. Specifically, the new standard requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In the absence of the vendor-specific objective evidence or third-party evidence of the selling prices, consideration must be allocated to the deliverables based on management’s best estimate of the selling prices. In addition, the new standard eliminates the use of the residual method of allocation. In October 2009, the FASB also issued a new accounting standard which changes revenue recognition for tangible products containing software and hardware elements. Specifically, tangible products containing software and hardware that function together to deliver the tangible products’ essential functionality are scoped out of the existing software revenue recognition guidance and will be accounted for under the multiple-element arrangements revenue recognition guidance discussed above. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations because the Company does not have any multiple deliverable revenue arrangements.

Transfer of Financial Assets
(ASU 2009-16)

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Improvements to Financial Reporting by Enterprises Involved Variable Interest Entities
(ASU 2009-17)

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting for Distributions to Shareholders with Components of Stock and Cash.
(ASU 2010-01)

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary
(ASU 2010-02)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary (ASU 2010-06)

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts related to its receivables. The receivables and allowance balances at December 31, 2009 and 2008 are as follows:

	Years Ended At December 31,
	2009	2008

Accounts Receivable	$52,780	$5,730
Less: Allowance for Doubtful Accounts	(5,730)	(5,730)
Accounts Receivable, Net	$47,050	$0

NOTE 4 - INVENTORIES

The inventories at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December 31,
	2009	2008
Raw materials	$175,382	$115,640
Finished goods	359,535	194,206
Total Inventories	$534,917	$309,846

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes. All products are completed before the close of each day. Therefore, the Company does not carry any work-in-process inventories.

NOTE 5 – PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and Other Current Assets at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December 31,
	2009	2008
Prepayments for Raw Materials	$62,274	$19,675
Prepayments for Rent, Advertisement, and Other Office
Expenses	17,589	11,813
Other Receivables	43,105	16,739
Total Prepayments and Other Current Assets	$122,968	$48,227

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

At December 31, 2009 and 2008, Property, Plant and Equipment consisted of the follows:

	Estimated	Years Ended At December 31,
	useful life	2009	2008
	(Years)	Balance	Balance

Buildings and Improvements	20	$91,755	$91,669

Machinery and Equipment	5-10	683,084	634,485

Transportation Equipment	5	31,136	31,106

Office Equipment	5	11,866	11,103

Property, Plant and Equipment		817,840	768,362

Less: Accumulated
Depreciation		(194,850)	(118,866)

Net, Property, Plant andEquipment		$622,991	$649,496

The Company recorded depreciation expenses of $75,984 and $72,986 for the years ended at December 31, 2009 and 2008, respectively. There were no impairment provisions made at December 31, 2009 and 2008.

NOTE 7 – SHORT TERM BANK LOANS

As of December 31, 2009, the Company had one outstanding short term bank loan which was used primarily to fund business operations. This loan, lent by Chinese Commercial Bank, carried annual interest rate of 5.5755%. The full amount of $494,354 was repaid in the first quarter of 2010.

NOTE 8 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued Expenses and Other Current Liabilities at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December 31,
	2009	2008
Accrued expenses	$32,098	$9,930
Other payables and accruals	148,209	228,494
Total Accrued Expenses and Other Current Liabilities	$180,307	$238,424

NOTE 9 – LONG-TERM DEBT

At December 31, 2009 and 2008, Long-term Debt consisted of the follows:

	Years Ended At December 31,
	2009	2008
Long-term Loan From Bank,

unsecured, with interest rate of 5.94% per annum payable yearly, with principal due January 1, 2011.	$133,574	$233,092

Long-term Loan From Related Parties – Maolin Shi, non-interest bearing, unsecured, and payable on demand.	31,181	31,181

Total Long-term Debt	$164,755	$264,273

NOTE 10 – DISTRIBUTION OF INCOME

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of December 31, 2009, the Company has not made any reserve for the dividends distribution and any dividends distribution to its shareholders.

NOTE 11 – INCOME TAXES

Substantially all of the Company’s taxable income and related tax expense are from PRC sources. Guangzhou Linda Illumination Industry Co., Ltd. files income tax returns under the Income Tax Law of the People’s Republic of China Concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). In accordance with the relevant PRC Income Tax Law, the profits of the Company derived in 2010, 2009, and 2008 are fully exempted from income taxes.

As result of the tax exemptions, there was no income tax payable for the Company for the years ended at December 31, 2009 and 2008.

NOTE 12 - COMMITMENTS AND CONTINGENCIES Operating Leases

The Company leases its offices in Guangzhou City, including commercial office space and manufacturing facilities under non-cancellable operating leases expiring on November 10, 2010. Future minimum lease payments required under these non-cancelable operating leases are only for the remaining fiscal year ending at December 31, 2010, and are at value of $17,725.

For the fiscal years ended at December 31, 2009 and 2008, rent expense relating to operating leases amounted to $21,256 and $20,907, respectively.

NOTE 13 - SHAREHOLDERS’ EQUIRTY

The Company has authorized 10,000 shares of common stock, par value $0.1281 per share. As of December 31, 2009 and 2008, there were 10,000 shares of common stock outstanding, respectively. The Company has no authorized preferred stock.

NOTE 14 - RELATED PARTY TRANSACTIONS AND BALANCES

An individual or entity is considered to be a related party if the person or the entity has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. An individual or entity is also considered to be related if the person or the entity is subject to common control or common significant influence.

The related parties of the company are comprised as follows:

Related Party Name	Relationship with the Company
Guangzhou Linda Electric Co, Ltd	Entity controlled by Maolin Shi
Maolin Shi	66.25% Shareholder and CEO
Landan Qin	11.25% Shareholder and wife of Maolin Shi
Qinglin Shi	11.25% Shareholder
ChunFang Shi	11.25% Shareholder and CFO

The interests of Mr Maolin Shi and his wife, Landan Qin are under common control of Mr Maolin Shi.

(i) Due to Related Parties

Due to Related Parties at December 31, 2009 and 2008 consisted of the follows:

	Years Ended At December
Related Party Name and Transaction 31,	2009	2008

Guangzhou Linda Electric CO, Ltd (The loan is non-interest bearing, unsecured, and payable on demand.)	$8,742	$8,733

Maolin Shi (The loan is non-interest bearing, unsecured, and payable on demand.)	115,106	195,471

Landan Qin (The loan is non-interest bearing, unsecured, and payable on demand.)	7,323	7,316

Qinglin Shi (The loan is non-interest bearing, unsecured, and payable on demand.)	14,645	14,631

Due to Related Parties	$145,816	$226,151

(ii) Due from Related Party:

Due from Related Parties, at December 31, 2009 and 2008, consisted of the following balances:

	Years Ended At December
Related Party Name 31,	2009	2008

Guangzhou Linda Electric Co, Ltd	$428	$428

Due from Related Party	$428	$428

(iii) Other Related Party Arrangement:

On January 11, 2008, Mr. Maolin Shi and his wife, Mrs. Landan Qin, co-signed a loan contract between Guangzhou Linda Illumination Industry Co., Ltd and Heng Seng Bank, Shen Zhen Branch. This loan, in the amount of RMB 2.061 million (USD $0.3 million), is pledged by the Company’s brand new equipments and is a 3-year loan with the maturity date of January 11, 2011. Under this arrangement, Mr. Maolin Shi and his wife, Mrs. Landan Qin, will be liable for the payment of the loan in case of the Company's default on the loan.

NOTE 15 – MAJOR CUSTOMERS

The revenues from the Company’s three major customers, in the amount of $1,149,908 in 2009 and $307,477 in 2008, comprise approximately 49% and 30% of the Company's total revenues for the years ended at December 31, 2009 and 2008, respectively. Because the Company did not make credit sales to these customers, there were no accounts receivable balances for these customers for the years ended at December 31, 2009 and 2008. There are no formal renewal contracts with these customers as of the cut-off date, but the Company has done business with these customers since its inception of business operations.

Revenues and percentage of the revenues of the Company from these three major customers for the years ended at December 31, 2009 and 2008 consisted of the follows:
	Years Ended At December 31,
	2009		2008
Customer Name	Revenue	%	Revenue	%
Guangzhou Oushiman Illumination Company	$524,281	22%	$75,089	7%
Guangzhou Ruiwei Decoration Mall	506,751	22%	127,782	13%
Hebei Dabao Lamp Limited Company	$118,876	5%	$104,605	10%

NOTE 16 – CONCENTRATIONS OF RISK

Concentrations of Suppliers
Guangzhou Baiyun District Jingliang Circuit Board Company, Fujian Anxi Minghua Bettery Company, and Shenzhen Riliqi Photoelectricity Technology CO., Ltd, unrelated vendors, accounted for 26%, 22%, and 21% of total purchases of the Company for the year ended at December 31, 2009, and 0%, 0% and 46% of accounts payables as of December 31, 2009, respectively. Fujian Anxi Minghua Bettery Company, Shenzhen Riliqi Photoelectricity Technology CO, Ltd, and Zhongshan City Nengte Electrical Power Technology CO., Ltd, unrelated vendors, accounted for 47%, 17%, 11% of total purchases of the Company for the year ended at December 31, 2008, and 0%, 95% and 0% of accounts payable as of December 31, 2008, respectively.

The Company does not have credit purchase term with Guangzhou Baiyun District Jingliang Circuit Board Company and Fujian Anxi Minghua Bettery Company. Instead, the payments were made either in advance or upon the delivery of goods. Therefore, the Company did not have any Accounts Payable balances with these two major suppliers for the years ended at December 31, 2009 and 2008.

NOTE 17 – OFF-BALANCE SHEET ARRANGEMENT

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, revenues, and expenses, results of operations, liquidity, capital expenditures or capital resources that are material to its shareholders.

NOTE 18 - FOREIGN OPERATIONS

(i) Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances, and methods of taxation, among other things.

(ii) Dividends and Reserves

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of December 31, 2009, the Company, based on stockholders’ decision, has not established any appropriation for “Statutory Surplus Reserve”, “Statutory Common Welfare fund”, and other surplus reserves, and has not distributed any dividends to its shareholders.

NOTE 19 – NET INCOME PER COMMON SHARE

	For Years Ended At December 31,
	2009	2008

Net income	$188,800	$25,662
Other Comprehensive Income - Foreign Currency Transaction Gain or (Loss)	492	28,004
Comprehensive Income	189,292	53,666
Weighted average common shares outstanding	10,000	10,000
Net income per common share-basic and Diluted	$18.88	$2.57

NOTE 20 – SUBSEQUENT EVENTS

(i) Equity Interest Transfer Agreement

Before March 11, 2010, Guangzhou Linda Electronic CO., Ltd was the 75% shareholder of Guangzhou Linda Illumination Industry CO., Ltd, and Linda International Lighting Co., Ltd was the 25% shareholder of Guangzhou Linda Illumination Industry CO., Ltd. Mr. Maolin Shi was the sole shareholder of Linda International Lighting, CO., Ltd, and owned 55% of Guangzhou Linda Electronic CO., Ltd. The remaining 45% shares of Guangzhou Linda Electronic CO., Ltd were owned by Mrs. Landan Qin, Mr. Maolin Shi’s wife, Mr. Qinglin Shi, Mr. Maolin Shi’s brother, and Ms. Chunfang Shi, Mr. Maolin Shi’s sister.

On March 11, 2010, Mr. Maolin Shi, the sole shareholder of Linda International Lighting, CO., Ltd, on behalf of Linda International Lighting, CO., Ltd, received 33.75% of interest in net assets of Guangzhou Linda Illumination Industry CO., Ltd from his wife, Mrs. Landan Qin, his brother, Mr. Xinglin Shi, and his sister, Ms. Chunfang Shi, 11.25% each, through their ownership in Guangzhou Linda Electronic CO., Ltd. In addition, Mr. Maolin Shi transferred his own 41.25% interest in Guangzhou Linda Illumination Industry CO., Ltd, through his ownership in Guangzhou Linda Electronic CO., Ltd, to Linda International Lighting, CO., Ltd. After this transaction, Linda International Lighting, CO., Ltd becomes a 100% shareholder of Guangzhou Linda Illumination Industry CO., Ltd. Mr. Maolin Shi becomes the sole owner of Guangzhou Linda Illumination Industry CO., Ltd.

The total consideration for the transfer of 75% of equity interest of Guangzhou Linda Illumination Industry CO., Ltd was HK$750,000 (USD $96,653) and was paid in cash on the same day when the transfer was effective.

NOTE 21 – PRESENT ONLY FINANCIAL INFORMATION – THE HOLDING COMPANY’S BALANCE SHEET AND STATEMENT OF OPERATIONS

The following Balance Sheet and Statement of Operations for the years ended at December 31, 2009 and 2008, respectively, include only the accounts of Linda International Lighting CO., Ltd, and do not include any accounts of Guangzhou Linda Illumination Industry CO., Ltd.

LINDA INTERNATIONAL LIGHTING CO., LTD
AS A HOLDING COMPANY OF GUANGZHOU LINDA ILLUMINATION INDUSTRY CO., LTD

(i) Balance Sheet

BALANCE SHEET

	UNIT: USD $ December 31,
	2009	2008
Assets
Cash	$0	$322
Investment in Guangzhou Linda Illumination
Industry CO., Ltd	31,180	31,180
Total Assets	31,180	31,503
Liabilities and Stockholders' Equity
Loan to Related Parties	31,180	31,180
Total Liabilities	31,180	31,180
Stockholders' Equity
Paid-in Capital	1,281	1,281
Retained Earnings	(1,291)	(968)
Total stockholders' Equity	(10)	313
Accumulated Balance of Other Comprehensive Income	10	10
Total Liabilities and Stockholders' Equity:	$31,180	$31,503

(ii) Statement of Operations

STATEMENT OF OPERATIONS

	For the Years Ended at December 31,
	2009	2008
Operating Expense
General & Administrative expenses	$323	$321
Total Operating Expense	323	321
Income Before Tax	(323)	(321)
Income Tax	0	0
Net income	(323)	(321)
Unrealized Foreign Currency Translation Gain
(Loss)	8	9
Comprehensive Income	$(315)	$(312)